Hubbard Real Estate Investments










                          Fourth Amended and Restated

                              Declaration of Trust










                              Dated April 9, 1974




      (Amending and Restating the Declaration of Trust dated July 7, 1969, as Amended and Restated as of July 29, 1969, October 2, 1969 and
         October 31, 1969 and as further amended as of March 30, 1971)

                       HUBBARD REAL ESTATE INVESTMENTS
          Index to Fourth Amended and Restated Declaration of Trust

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PREAMBLE

ARTICLE 1--Name, etc.
  SECTION 1.1.                      Name                                                                       2
  SECTION 1.2.                      Title to Property                                                          2
  SECTION 1.3.                      Trust Only                                                                 2
  SECTION 1.4.                      Location of Offices                                                        2

ARTICLE 2--Trustees and Officers.
  SECTION 2.1.                      Number of Trustees                                                         2
  SECTION 2.2                       Term of Office; Election and Qualification                                 3
  SECTION 2.3.                      Resignation and Removal                                                    3
  SECTION 2.4.                      Vacancies                                                                  3
  SECTION 2.5.                      Officers and Agents                                                        3
  SECTION 2.6.                      By-Laws                                                                    4
  SECTION 2.7.                      Meetings of Trustees; Action by Trustees                                   4
  SECTION 2.8.                      Notice of Meeting; Waiver of Notice                                        4
  SECTION 2.9.                      Quorum; Action by Trustees at Meetings                                     4
  SECTION 2.10.                     Action by Unanimous Written Consent                                        4
  SECTION 2.11.                     Delegation of Powers of One or More Trustees; Execution of Instruments     5
  SECTION 2.12.                     Committees                                                                 5
  SECTION 2.13.                     Reports                                                                    5
  SECTION 2.14.                     Board of Consultants                                                       5
  SECTION 2.15.                     Ownership by Trustees, etc. of Securities of the Trust                     5

ARTICLE 3--Powers of the Trustees.
  SECTION 3.1.                      Absolute and Exclusive Power                                               6
  SECTION 3.2.                      Investments, etc.                                                          6
  SECTION 3.3.                      Powers With Respect to Real Property                                       6
  SECTION 3.4.                      Powers With Respect to Other Property                                      7
  SECTION 3.5.                      Title to Trust Property                                                    7
  SECTION 3.6.                      Borrowings                                                                 7
  SECTION 3.7.                      Issuance of Securities of the Trust                                        7
  SECTION 3.8.                      Exercise Powers of Ownership, etc.                                         8
  SECTION 3.9.                      Delegation of Powers                                                       8
  SECTION 3.10.                     Miscellaneous Administrative Powers                                        8
  SECTION 3.11.                     Payment of Debts and Expenses; Power to Employ or Contract                 8
  SECTION 3.12.                     Endorsements and Guaranties, etc.                                          9
  SECTION 3.13.                     Depositaries                                                               9
  SECTION 3.14.                     Discretion in Classification and in Accounting Treatment                   9
  SECTION 3.15.                     Valuation, etc.                                                            9
  SECTION 3.16.                     Fiscal Year and Method of Accounting                                       9
  SECTION 3.17.                     Dividends                                                                  9
  SECTION 3.18.                     Payment of Taxes, etc.                                                     9
  SECTION 3.19.                     Seal                                                                       9
  SECTION 3.20.                     Conditions of Being FHA Approved Mortgagee                                 10
  SECTION 3.21.                     Loans                                                                      10
  SECTION 3.22.                     Insurance                                                                  10
  SECTION 3.23.                     Transactions with Trustees, etc.                                           10
  SECTION 3.24.                     Acting as Principal or Agent; Participations with Others                   11
  SECTION 3.25.                     Charitable Contributions                                                   11
  SECTION 3.26.                     Indemnification                                                            11
  SECTION 3.27.                     Powers not Enumerated, etc.                                                11
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ARTICLE 4--Investment Policy.
  SECTION 4.1.                      Definitions                                                                11
  SECTION 4.2.                      Ownership of Income Producing Real Property                                13
  SECTION 4.3.                      Financing in Connection with Expected Ownership of Real Property           13
  SECTION 4.4.                      Additional Investments                                                     13
  SECTION 4.5.                      Interim Use of Proceeds                                                    14
  SECTION 4.6.                      Prohibited Investments and Activities                                      14
  SECTION 4.7.                      Combination of Permitted Investments                                       15
  SECTION 4.8.                      Exercise of Powers under Article 3                                         15
  SECTION 4.9.                      Obligor's Default                                                          15
  SECTION 4.10.                     Specifically Permitted Investments                                         15

ARTICLE 5--Limitations of Liability
of Shareholders, Trustees and Others.
  SECTION 5.1.                      No Personal Liability of Shareholders, Trustees, etc. .                    15
  SECTION 5.2.                      Non-Liability of Trustees, etc.                                            16
  SECTION 5.3.                      Mandatory Indemnification                                                  16
  SECTION 5.4.                      No Bond Required of Trustees                                               16
  SECTION 5.5.                      No Duty of Investigation; Notice in Trust Instruments, etc.                16
  SECTION 5.6.                      Reliance on Experts, etc.                                                  17

ARTICLE 6--Shares of Beneficial
Interest.
  SECTION 6.1.                      Description of Shares                                                      17
  SECTION 6.2.                      Common Shares                                                              17
  SECTION 6.3.                      Preferred Shares                                                           17
  SECTION 6.4.                      Trust Only                                                                 19
  SECTION 6.5.                      Share Certificates                                                         19
  SECTION 6.6.                      Issuance of Shares                                                         19
  SECTION 6.7.                      Register of Shares                                                         20
  SECTION 6.8.                      Transfer Agent and Registrar                                               20
  SECTION 6.9.                      Transfer of Shares                                                         20
  SECTION 6.10.                     Shareholders of Record by Operation of Law                                 20
  SECTION 6.11.                     Joint Ownership                                                            21
  SECTION 6.12.                     No Obligation with Respect to Other Instruments                            21
  SECTION 6.13.                     Loss, etc. of Certificate                                                  21
  SECTION 6.14.                     Distributions to Shareholders                                              21
  SECTION 6.15.                     Statement of Source of Funds                                               21
  SECTION 6.16.                     Notices                                                                    22
  SECTION 6.17.                     Purchase of Shares by the Trust; Treasury Shares                           22
  SECTION 6.18.                     Purchase, etc. of Shares by Trustees                                       22
  SECTION 6.19.                     Redemption of Shares; Disclosure of Holding                                22
  SECTION 6.20.                     Warrants                                                                   22
  SECTION 6.21.                     Issuance of Units                                                          23
  SECTION 6.22.                     Limitation of Pre-emptive Rights                                           23
  SECTION 6.23.                     Dividend Investment Plan                                                   23
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ARTICLE 7--Shareholders.
  SECTION 7.1.                      Ownership of Trust Property                                                23
  SECTION 7.2.                      Shares Deemed Personal Property                                            24
  SECTION 7.3.                      Meetings                                                                   24
  SECTION 7.4.                      Notice of Meeting                                                          24
  SECTION 7.5.                      Quorum                                                                     24
  SECTION 7.6.                      Type of Shareholder Action Binding on Trustees                             24
  SECTION 7.7.                      Fixing Date For Determination of Shareholders of Record                    25
  SECTION 7.8.                      Proxies; Voting                                                            25
  SECTION 7.9.                      Shareholder Action By Unanimous Written Consent                            25
  SECTION 7.10.                     Inspection of Records                                                      25

ARTICLE 8--Adviser.
  SECTION 8.1.                      Adviser                                                                    25
  SECTION 8.2.                      Advisory Contract                                                          26
  SECTION 8.3.                      Relationship With Trustees                                                 26
  SECTION 8.4.                      Other Activities of the Adviser                                            26
  SECTION 8.5.                      Increase of Adviser's Fee                                                  27

ARTICLE 9--Compliance with
Provisions of Internal Revenue
Code.
 SECTION 9.1.                       Compliance With Provisions of Internal Revenue Code                        27

ARTICLE 10--Amendment or
Termination of Trust.
  SECTION 10.1.                     Amendments or Termination                                                  27
  SECTION 10.2.                     Termination or Amendment by Trustees Prior to First Offering               27
  SECTION 10.3.                     Powers of Trustees Upon Termination                                        27
  SECTION 10.4.                     Power to Effect Reorganization                                             28
  SECTION 10.5.                     Limitation on Shareholder Rights                                           28
  SECTION 10.6.                     Class Voting Rights of Preferred Shares                                    29

ARTICLE 11--Miscellaneous.
  SECTION 11.1.                     Governing Law; Filing                                                      29
  SECTION 11.2.                     Counterparts                                                               30
  SECTION 11.3.                     Conclusive Evidence                                                        30
  SECTION 11.4.                     Construction of Terms Used                                                 30

ARTICLE 12--Duration of Trust.
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
                             INDEX TO DEFINITIONS

                                                     SECTION
                                                   -----------

"Adviser" .......................................      8.1.
"Annual Meeting" ................................      7.3.
"Annual Report" .................................     2.13.
"Appraisal" .....................................      4.1.
"Board of Consultants" ..........................     2.14.
"Common Shares" .................................      6.1.
"Construction Loans" ............................      4.1.
"Conventional Loans" ............................      4.1.
"Declaration of Trust" ..........................    Preamble
"Development Loans" .............................      4.1.
"Executive Committee" ...........................     2.12.
"FHA" ...........................................      4.1.
"FHA Loans" .....................................      4.1.
"First Mortgage" ................................      4.1.
"First Mortgage Loans" ..........................      4.1.
"Hubbard Real Estate Investments" ...............      1.1.
"Independent Contractor" ........................     3.23.
"Individual" ....................................     6.19.
"Internal Revenue Code" .........................    Preamble
"Junior Mortgage" ...............................      4.1.
"Junior Mortgage Loans" .........................      4.1.
"Majority of Trustees" ..........................      2.1.
"Mortgage Loans" ................................      4.1.
"Mortgages" .....................................      4.1.
"Ownership" .....................................     6.19.
"Person" ........................................      3.1.
"Preferred Shares" ..............................      6.1.
"President" .....................................      2.5.
"Real Estate Investment Trust" ..................    Preamble
"Real Property" .................................      4.1.
"REIT Provisions of the Internal Revenue Code"  .    Preamble
"Secretary" .....................................      2.5.
"Securities" ....................................      4.1.
"Securities of the Trust" .......................      4.1.
"Shareholders" ..................................      6.1.
"Shares" ........................................      6.1.
"Special Meeting" ...............................      7.3.
"Total Assets of the Trust Estate" ..............      4.1.
"Treasurer" .....................................     2.15.
"Trust" .........................................      1.1.
"Trustee" .......................................      2.1.
"Trust Estate" ..................................      4.1.
"Trust Property" ................................      4.1.
"Two-Thirds of Trustees" ........................      2.1.
"VA" ............................................      4.1.
"VA Loans" ......................................      4.1.
"Warrants" ......................................     6.20.

                          FOURTH AMENDED AND RESTATED
                              DECLARATION OF TRUST

                              --------------------

                        HUBBARD REAL ESTATE INVESTMENTS

                              --------------------

   The undersigned, a Trustee of Hubbard Real Estate Investments (the "Trust"), hereby certifies pursuant to Section 11.3 of the Third Amended and Restated Declaration of Trust, as amended by the Amendment dated March 30, 1971, that at a meeting of shareholders of the Trust duly called and held on April 9, 1974 in accordance with such Third Amended and Restated Declaration of Trust, as so amended, at which a quorum of shareholders was present and voting throughout, the holders of not less than two-thirds of the outstanding shares of beneficial interest of the Trust vote that such Third Amended and Restated Declaration of Trust, as theretofore amended, be amended in certain respects and authorized the filing with Secretary of The Commonwealth of Massachusetts of a Fourth Amended and Restated Declaration of Trust restating in a single instrument such Third Amended and Restated Declaration of Trust as theretofore amended and as amended at such meeting, and (ii) further certifies that the present Trustees of the Trust, at a meeting duly called and held on April 9, 1974, at which a quorum was present and voting throughout, by vote of majority of the Trustees present, duly authorized the filing of this instrument with the Secretary of The Commonwealth of Massachusetts restating such Third Amended and Restated Declaration of Trust, as so amended, in its entirety to read as follows:

   THIS FOURTH AMENDED AND RESTATED DECLARATION OF TRUST made this 9th day of April, 1974.

   This instrument amends and restates the Declaration of Trust made as of July 7, 1969, by the Trustees named therein, as amended and restated by the First Amended and Restated Declaration of Trust dated as of July 29, 1969, and as amended and restated by the Second Amended and Restated Declaration of Trust dated as of October 2, 1969, and as amended and restated by the Third Amended and Restated Declaration of Trust dated as of October 31, 1969, and as further amended by the Amendment dated March 30, 1971, which Declaration of Trust as so amended is hereby amended and restated in its entirety pursuant to Section 10.1 thereof to read as hereinafter provided.

   The Trustees desire to form a trust for the principal purpose of investing in Real Property and interests therein.

   The Trustees desire that such Trust qualify as a "real estate investment trust" under the provisions of Sections 856, 857, and 858 of the Internal
Revenue Code of 1954, as from time to time amended, and successor Sections thereto, and the Regulations issued thereunder (hereinafter in this Declaration of Trust a real estate investment trust as so qualified is referred to as a "Real Estate Investment Trust" and said Code and Regulations and said Sections and Regulations issued thereunder as amended to the time in question and any successor Sections thereto, are referred to as the "Internal Revenue Code" and the "REIT Provisions of the Internal Revenue Code", respectively).

   The Trustees as trustees may hereafter require, hold, manage, and dispose of certain assets and divide the gains therefrom, in the manner hereinafter stated.

   It is proposed that the beneficial interest in the Trust shall be divided into transferable shares of such class or classes as shall from time to time be established, and evidenced by certificates therefor, as hereinafter provided.

   THEREFORE, the Trustees hereby declare that they will hold all property of every type and description which they are acquiring or may hereafter acquire as such Trustees, together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders from time to time of the Shares being issued and to be issued and to be issued hereunder and in the manner and subject to the stipulations contained herein, which are:

                                  ARTICLE 1.
                                  NAME, ETC.

   SECTION 1.1. Name. The trust created by this Declaration of Trust is herein referred to as the "Trust" and shall be known by the name "Hubbard Real Estate Investments"; so far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under such name, which name (and the word "Trust" whenever used in this Declaration of Trust, except when the context otherwise requires) shall refer to the Trustees as trustees and not individually or personally and shall not refer to the beneficiaries or Shareholders of the Trust, or to any officers, employees, or agents of the Trust or of such Trustees. Under circumstances in which the Trustees determine that the use of the name "Hubbard Real Estate Investments" is not practicable, legal or convenient, they may as appropriate use their names with suitable reference to their trustee status, or some other suitable designation, or they may adopt another name under which the Trust may hold property or operate in any state, which name shall not refer to the beneficiaries or Shareholders of the Trust, or any officers, employees, or agents of the Trust or of such Trustees.

   If Hubbard, Westervelt & Mottelay, Inc., or any successor of such corporation, shall cease, for any reason, to render for the Trust the services of Adviser, as defined in Section 8.1 hereof, to be rendered pursuant to the contract referred to in Section 8.2 hereof, and any renewal or extension of such contract, then the Trustees shall, upon request of said Hubbard, Westervelt & Mottelay, Inc. or its successor and without any vote or consent of the Shareholders being required, promptly amend this Declaration of Trust to change its name to one which does not include "Hubbard" or any approximation thereof.

   SECTION 1.2. Title to Property. Legal title to all of the Trust Property shall be transferred to, vested in, and held by the Trustees, as joint tenants with right survivorship as Trustees of this Trust, except as provided in Section
3.5. Where legal title is transferred (whether to or by the Trust) in the name Hubbard Real Estate Investments, such name shall be deemed to refer to the Trustee as aforesaid.

   SECTION 1.3. Trust Only. The Trust shall be of the type commonly termed a Massachusetts business trust and shall not be a general partnership, limited partnership, joint stock association, or corporation. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder. Neither the Trustees nor the Shareholders, nor any of them, shall for any purpose be, or be deemed to be, partners or members of a joint stock association.

   SECTION 1.4. Location of Offices. The principal office of the Trust in Massachusetts shall be in Boston, Massachusetts, unless changed by the Trustees to another location in Massachusetts. The Trust shall have such other offices or places of business within or without The Commonwealth of Massachusetts as the Trustees may from time to time determine.

                                  ARTICLE 2.
                            TRUSTEES AND OFFICERS.

   SECTION 2.1. Number of Trustees. The signatories to this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, are herein referred to as the "Trustees", and reference in this Declaration of Trust to a Trustee or Trustees shall refer to such person or persons in their capacity as Trustees hereunder. Subject to the provisions of any series of Preferred Shares at the time outstanding, there shall be no less than three (3) nor more than fifteen (15) Trustees. Subject to any such provisions, within the foregoing limitations, the number of Trustees may be altered from time to time by vote of a Majority of the Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4, the Trustee or Trustees continuing in office regardless of their number shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. The terms "Two-thirds of the Trustees" and "Majority of the Trustees" whenever used herein shall mean two-thirds and more than one-half, respectively, of the total number of Trustees then in office when three or more Trustees are then in office, and shall mean one Trustee if only one Trustee is at the time in office, and shall mean both Trustees if only two Trustees are at the time in office.

   SECTION 2.2. Term of Office; Election and Qualification. Subject to the provisions of Sections 2.3 and 2.4, each Trustee shall hold office until the expiration of his term and until the election and qualification of his successor. The persons who have executed the original Declaration of Trust are the original Trustees and the term of each of them and of each Trustee appointed prior to the First Annual Meeting of Shareholders shall expire at such Annual
Meeting of Shareholders and upon the election and qualification of his successor. Except as otherwise required by the provisions of any series of Preferred Shares at the time outstanding, thereafter, the term of each Trustee shall expire at the Annual Meeting of Shareholders held in the year following the election of such Trustee and upon the election and qualification of his successor. Trustees may succeed themselves in office. Except as otherwise required by the provisions of any series of Preferred Shares at the time outstanding, the election of Trustees at any meeting of Shareholders shall be by the affirmative vote of the holders of majority of the Shares present in person or by proxy at such meeting and then entitled to vote in the election of Trustees. A Trustee shall be an individual at least twenty-one (21) years of age who is not under a legal disability. Such individual shall qualify as a Trustee by signing this Declaration of Trust, as amended to the time in question, or by agreeing in writing to be bound by the terms of this Declaration of Trust, as so amended. Trustees continuing in office by re-election or re-appointment need not requalify as Trustees. Trustees may but need not own Shares.

   SECTION 2.3. Resignation and Removal. Any Trustee may resign his trusteeship by instrument in writing signed by him and delivered or mailed to the President or Secretary, and such resignation shall take effect immediately on receipt by the President or Secretary or at a later date according to the terms of the instrument. Subject to the provisions of any series of Preferred Shares at the time outstanding, the Shareholders, by action of the holders of a majority of the Shares then outstanding and entitled to vote in the election of Trustees (which action shall be taken only by vote at a meeting called for the purpose in accordance with Section 7.3), may remove any Trustee with or without cause.

   SECTION 2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the bankruptcy, adjudicated incompetence, death, resignation or removal (pursuant to Section 2.3) of a Trustee. No such vacancy shall operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Subject to the provisions of any series of Preferred Shares at the time outstanding, vacancies in the office of Trustee, including a vacancy resulting from an increase in the number of Trustees, may be filled by a written appointment signed by a Majority of the Trustees. Upon such appointment and the qualification of such Trustee, the Trust Property shall vest in the new Trustee jointly with the continuing or surviving Trustees without the necessity of any further act or conveyance.

   SECTION  2.5.  Officers  and Agents.  The  Trustees  shall  annually  elect a
President, who shall be the principal executive officer of the Trust, and a Treasurer and a Secretary. The President, Treasurer and Secretary shall serve until the first meeting of Trustees after then next Annual Meeting of Shareholders and until their successors are elected and qualified or until their sooner resignation or removal, with or without cause, by the affirmative vote of a Majority of Trustees. The President shall be and the Treasurer and Secretary may, but need not, be a Trustee. The Trustees may elect or appoint, from among their number or otherwise, such other officers or agents, who shall have such powers, duties and responsibilities, as to the Trustees may seem advisable, and who shall hold office for such periods as may be determined by the Trustees or by the by-laws. The Trustees shall fix the compensation of all officers, may receive reasonable compensation fixed by the Trustees in good faith for their general services as Trustees and officers hereunder, and may pay themselves or any one or more of themselves such compensation for special services, legal or otherwise, as they in good faith may deem reasonable.

   Any person may hold two or more offices.

   SECTION 2.6. By-Laws. A Majority of the Trustees may adopt and from to time to time amend or repeal by-laws for the conduct of the business of the of the Trust, and in such by-laws may define the duties of their officers, employees, agents and representatives.

   SECTION 2.7. Meetings of Trustees; Action by Trustees. Meetings of the Trustees may be held from time to time upon call by the President, the Secretary or any two Trustees. Meetings of the Trustees shall be held within or without The Commonwealth of Massachusetts at such place as may be specified in or determined in accordance with the by-laws and the notice of a meeting shall state the place, as well as the time thereof.

   Unless otherwise restricted by the by-laws, all or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications shall constitute presence in person at such meeting.

   SECTION 2.8. Notice of Meeting; Waiver of Notice. Notice of a meeting shall be given by mail or by telegram or delivered personally. If notice is given by mail, it shall be mailed not later than the third business day preceding the meeting (excluding from such computation the day of the meeting itself) and if given by telegram or personal delivery such telegram shall be sent or delivery made not later than the business day preceding the meeting.

   Notice of a meeting of Trustees may be waived before or after such meeting by signed written waivers. Not notice need be given of action taken by unanimous written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

   SECTION 2.9. Quorum; Action by Trustees at Meetings. A Majority of the Trustees shall constitute a quorum for the transaction of business at any meeting of the Trustees but if less than such Majority is present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice. The act of the majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Trustees and shall have the same effect as if assented to by all except that any action which by the terms of any provision of this Declaration of Trust other than this Section
2.9 is required to be taken by a Majority of the Trustees or by Two-thirds, of the Trustees shall require the affirmative vote of such Majority or Two-thirds, as the case may be, and thereupon shall constitute the act of the act of the Trustees and shall have the same effect as if assented to by all.

   SECTION 2.10. Action by Unanimous Written Consent. Except as otherwise authorized by this Declaration of Trust, any action which could be taken by the Trustees only at a meeting may be taken without a meeting only if all the Trustees consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consents shall be deemed for all purposes to be action taken at a meeting.

   SECTION 2.11. Delegation of Powers of One or More Trustees; Execution of Instruments. Subject to their ultimate responsibilities as set forth in Section 8.1, the Trustees may delegate from time to time to such one or more of their number, or to such one or more officers or agents, the doing of such things and the execution of such deeds or other instruments either in the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees may from time to time deem expedient.

   Any deed, mortgage, evidence of indebtedness or other instrument or agreement executed by one or more of the Trustees, officers of agents of the Trust, shall be valid and binding upon the Trustees and the Trust when authorized or ratified (pursuant to specific or general authorization or ratification) at a meeting or by written authorization or ratification without a meeting in accordance with the provisions of Section 2.9 and Section 2.10.

   SECTION 2.12. Committees. The Trustees, by vote of a Majority of Trustees, may appoint from among their own number committees, including an Executive Committee of two or more persons to whom the Trustees may delegate such of the powers herein given to the Trustees as that may deem expedient, except that powers requiring the vote of a Majority or Two-thirds of the Trustees may not be so delegated.

   SECTION 2.13. Reports. With respect to fiscal years commencing with the first full fiscal year of the Trust, the Trustees shall cause to be prepared and mailed to each Shareholder, within 120 days after the end of every fiscal year, an annual report of the affairs of the Trust, including a statement of the income and expenses of the Trust based on the books of account of the Trust. If, in the opinion of the Trustees, such statement fails to meet the requirements of any governmental authority or agency having jurisdiction over the Trust, or of any securities exchange on which the Shares are listed or to be listed , the Trustees shall in addition include in such annual report a statement of income and expenses which will, in their sole discretion, meet such requirements. Such annual report shall also contain a balance sheet and statement of surplus, both as of the end of the fiscal year consistent with either of such statements of income and expenses, as determined by the Trustees. Such annual report shall also include an opinion on the financial statements of an independent certified accountant or independent public accountant based on an examination of the books and records of the Trust not materially limited in scope made in accordance with generally accepted auditing standards and procedures. In addition, commencing after the close of the first full quarter of the first full fiscal year of the Trust, the Trustees shall mail to the Shareholders within 60 days after the close of that quarter and of each quarter thereafter (or as soon thereafter as may be practicable), other than the end of the fiscal year, an interim report containing a summary statement of income and expenses of the trust for such fiscal quarter, which a may be unaudited, and such other pertinent information regarding the trust and its activities in the quarter covered by the report as the trustees may deem appropriate.

   SECTION 2.14. Board of Consultants. The trustees may appoint a Board of Consultants to provide the Trustees with such advice as they may request in the performance of their duties as Trustees. Members of such Board of Consultants shall be appointed in any number and shall be removed by the vote of a Majority of the Trustees, and shall meet at such time and place as may be determined from time to time by the Trustees or the by-laws. The Board of Consultants shall have no power or authority over the Trust. Members of the Board of Consultants may be reasonably compensated for their services by the Trustees.

   SECTION 2.15. Ownership by Trustees, etc. of Securities of the Trust. Any Trustee, officer or agent may on his personal account acquire, hold and sell Securities of the Trust either in his individual name, or in a fiduciary capacity or jointly with other persons, or as a member of a firm or association or otherwise, without being thereby disqualified as a Trustee, officer or agent, and while so holding any such Securities of the Trust on his personal account shall be entitled to the same rights and privileges as other holders thereof. Without limiting the foregoing, but subject to any applicable requirements of
Section 3.23, any Person, including any Person specified in Section 3.23, may purchase as underwriter Securities of the Trust.


                                  ARTICLE 3.
                           POWERS OF THE TRUSTEES.

   SECTION 3.1. Absolute and Exclusive Power. The Trustees, subject only to the specific limitations expressly stated in this Declaration of Trust, shall have, without other or further authorization, continuing full, absolute and exclusive power, control and authority over and management of the Trust Property and of the affairs of the Trust, to the same extent as if the Trustees were the sole owners of such property and the sole persons interested in such Trust in their own right. Such powers of the Trustees may be exercised only on behalf of or for the advantage of the Trust; and all payments or reimbursements made by the Trustees shall be made only from Trust Property. Such powers of the Trustees may be exercised without the necessity of applying to any court or to the Shareholders for leave to do so. No Person (the word "Person" whenever used in this Declaration of Trust, except where the context otherwise requires, being deemed to mean any individual, individuals, association, trust, partnership, corporation, or other entity) shall in any event be bound to see to the application of any money or property paid to or delivered to the Trustees or their authorized representative. In the exercise of the powers given by this
Article 3, the Trustees shall not be limited to obligations maturing before the possible termination of the Trust. The Trustees shall not be bound or limited by any law now or hereafter in force limiting the investments of trustees or other fiduciaries, but they shall have full authority and power to make any and all investments, within the limitations of this Article 3 and Article 4 that they, in their absolute discretion, shall deem proper in order to accomplish the purposes of this Trust, all to such extent as to them shall seem proper, even though such investments shall investments shall be of a character or in an amount not customarily considered proper for the investment of trust funds or which do not or may not produce income. The Trustees shall have power to enter into commitments to make any investment, purchase or acquisition authorized by this Article 3. Without restricting or limiting the generality of the foregoing, such powers of the Trustees shall include among others the powers enumerated in the ensuing Sections of this Article 3.

   The exercise of the powers of the Trustees in this Article 3 shall be subject at all times to the investment policy set forth in Article 4 hereof.

   SECTION 3.2. Investments, etc. The Trustees shall have power, for such consideration as they may deem proper, to invest in, purchase or otherwise acquire, for cash or other property or through the issuance of Securities of the Trust or for other consideration, and hold for investment, the entire or any participating interest in real, personal or mixed, tangible or intangible, property (including stocks, bonds, debentures, notes, certificates of indebtedness and securities of every nature) and obligations secured thereby and interests therein and rights thereto, including, without limiting the generality of the foregoing, the entire or any participating interest in notes, bonds or other obligations secured by Mortgages or other interests in Real Property. In connection with any such investment, purchase or acquisition, the Trustees shall have the power to acquire a share of rents, lease payments, or other income from, or a share of the profits from, or a share in the equity or ownership of Real Property. The Trustees shall also have power invest in loans secured by the pledge or transfer of mortgage obligations.

   SECTION 3.3. Powers With Respect to Real Property. Without limiting the powers expressed in Section 3.2, the Trustees shall have the power to (a) acquire, construct, hold, own, manage, subdivide, improve, develop, alter, tear down, lease from or to others (including building leases, part of the consideration for which is the building on or adding to the premises by the lessee) for terms which may extend beyond the possible termination of the Trust, or otherwise deal in Real Property of any type and description, including any type of interest therein or right pertaining thereto, wherever situated in the United States or any territory or possession thereof or in Canada; and

   (b) to sell, exchange, or otherwise dispose of, or grant participations in, any Real Property or interest therein at any time held or acquired hereunder, free and clear from any and all trusts, at public or private sale, for cash or on terms, without advertisement, and subject to such restrictions, stipulations, agreements and reservations as they shall deem proper, including the power to take back mortgages to secure the whole or any part of the purchase price of any of the Trust Property sold or transferred by them, and to execute and deliver any deed, or other instrument in connection with the foregoing; and

   (c) to grant easements, give consents, and make contracts relating to Real Property or its use; and

   (d) to release or dedicate any interest in Real Property.

   SECTION 3.4. Powers With Respect to Other Property. Without limiting the powers expressed in Section 3.2 the Trustees shall have with respect to all types of property, real, personal or mixed, tangible or intangible or any interest therein the powers set forth in Section 3. 3 with respect to Real Property.

   SECTION 3.5. Title to Trust Property. The Trustees shall have the power to cause legal title to any Trust Property to be held in the name of one or more of the Trustees, or any other person as nominee, on such terms, in such manner, and with such powers as the Trustees may determine, provided that the interest of the Trust is appropriately protected. The Trustees shall have the power to hold securities in bearer form. In furtherance of the forgoing provisions of this Section, the Trustees may form for the purposes of furthering the interests of the Trust, a corporation, partnership, trust or other business association, owned by the Trustees or by their nominees, for the purpose of holding title to the property of the Trust or managing the property of the Trust.

   SECTION 3.6. Borrowings. The Trustees shall have power to borrow or in any other manner raise such sum or sums of money or other property as they shall deem advisable in any manner and on any terms and to evidence the same by notes, debentures, bonds or other evidences of indebtedness of the Trust, subordinated or otherwise, which may mature at any time or times even beyond the possible termination of the Trust, to reacquire such evidences of indebtedness, to enter into other contracts on behalf of the Trust, to reacquire such evidences of indebtedness, to enter into other contracts on behalf of the Trust, and to execute and deliver any Mortgage, pledge or other instrument to secure any such indebtedness or other obligations or contracts. Subject to the provisions of any series of Preferred Shares at the time outstanding, any such notes, debentures, bonds, instruments or other evidences of indebtedness of the Trust may, at the discretion of the Trustees, without vote of the Shareholders, be convertible into Shares of any class or series at such time and on such terms as the Trustees may prescribed.

   SECTION 3.7. Issuance of Securities of the Trust. Subject to the provisions of any series of Preferred Shares at the time outstanding, the trustees shall have power to issue any type of Securities of the Trust, without vote of or other action by the Shareholders, to such Persons (except to the extent provided in Section 6.22) for such cash, property or other consideration (including Securities issued or created by, or interests in any Person) at such time or times and on such terms as the Trustees may deem advisable (provided, however, except as may be provided in the resolutions governing any series of Preferred Shares and except in connection with a dividend investment plan generally available to all holders of Common Shares, the purchase price for Shares purchased through exercise of Warrants, rights or options shall be not less than the fair market value of such Shares (determined in the manner provided in Section 6.19) on the date of, or prior to, the issuance of such Warrants, rights or options fixed by the trustees for such determination) and to list any of the foregoing Securities of the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any such Securities of the Trust. The Trustees may authorize the use facsimile signatures and/or a facsimile seal of the Trust on Securities of the Trust, provided that where facsimile signatures are so used, one of the authorized signatures be manual or the Security be manually countersigned or authenticated by an authenticating agent or trustee or similar Person. In case any Person who shall have signed (or whose facsimile signature shall appear on) Securities of the Trust shall have ceased to occupy the office or perform the function with respect to which such signature was authorized before such Securities shall have been actually issued, such Securities may nevertheless be issued with the same effect as though such Person had not ceased to occupy such office or perform such function.

   SECTION 3.8. Exercise Powers of Ownership, etc. The Trustees shall have power to exercise all the rights, powers and privileges appertaining to the ownership of all or any Securities forming part of the Trust Property to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request, or notice or waive any notice either in person or by proxy or power of attorney with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meetings or action, and may include the exercise of discretionary powers.

   SECTION 3.9. Delegation of Powers. The Trustees shall have the power to delegate their powers to one or more Trustees, officers or agents, or to committees of Trustees and to the Adviser, as provided in Sections 2.11, 2.12 and 8.1, respectively.

   SECTION 3.10. Miscellaneous Administrative Powers. The Trustees shall have power to collect, sue for, receive and receipt for all sums of money or other property coming due to this Trust, to consent to the extension of the time for payment, or to the renewal, of any bonds or other securities or obligations, and to engage or intervene in, prosecute, defend, compound, compromise, abandon, or adjust by arbitration or otherwise any actions, suits, proceedings, disputes, claims, demands or things relating to the Trust Property; to foreclose any Mortgage or other security securing any notes, debentures, bonds, obligations or contracts, by virtue of which any sums of money are owed to the Trust, to exercise any power of sale held by them and exercise all rights pertaining to any Security or instrument held by or for the Trust, and to convey good title thereunder free of any and all trusts, and in connection with any such foreclosure or sale, to purchase or otherwise acquire title to any property, whether or not such property meets the requirements of this Article 3 with respect to investments; to be parties to reorganizations and to transfer to and deposit with any Person any stocks, shares, or bonds, or other securities or obligations of any corporation, trust, association, or other organization, the securities of which form a part of the Trust Property, for the purpose of any reorganization of any such corporation, trust, association, or other organization, or otherwise to participate in any arrangement for enforcing or protecting the interests of the Trustees as the owners or holders of such stock, shares, bonds, or other securities or obligations and to pay any assessment levied in connection with such reorganization or arrangement; and to give time with or without security for the payment or delivery of any debts or property and to execute and enter into releases, agreements, and other instruments; and to pay or satisfy any debts or claims upon any evidence that the Trustee shall think sufficient.

   SECTION 3.11. Payment of Debts and Expenses; Power to Employ or Contract. The Trustees shall have power to incur and pay any charges or expenses in the opinion of the Trustees necessary or incidental to or proper for carrying out any of the purposes of this Trust and to employ or contract with any Persons in accordance with the provisions of Section 8.1 and to pay appropriate fees to such Persons from the funds of the Trust.

   SECTION 3.12. Endorsements and Guaranties, etc. The trustees shall have power to endorse, guarantee or act as surety for, the payment or performance of any obligations of any Person in whose affairs or prosperity the Trust has an interest; to make contracts of guaranty or suretyship, or enter into other obligations therefor; and to mortgage and pledge the real and personal property of this Trust or any part thereof to secure any or all of such obligations.

   SECTION 3.13. Depositaries. The Trustees shall have power to deposit any money or securities included in the Trust Property with any one or more banks, trust companies , or other banking institutions deemed by the Trustees to be responsible, such money or securities to be subject to withdrawal on notice or upon demand and in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the Person with whom the money or securities have been deposited properly to account for the money or securities so deposited.

   SECTION 3.14. Discretion in Classification and in Accounting Treatment. The Trustees shall have power to determine conclusively whether any money, securities, or other properties of the Trust are for the purposes of the Trust to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such money, securities, or other properties would be regarded as capital or as income and whether or not in the absence of this provision such expense or disbursement would ordinarily be charged to capital or to income; and to determine what constitutes net earnings, profits and surplus; and to allocate to capital stock less than all of the consideration for any Share, in which case the balance of such consideration shall be paid-in surplus and, subject to the provisions of any series of Preferred Shares at the time outstanding, to utilize all surplus, including paid-in surplus for any purpose, including the payment of dividends, all as the Trustees may reasonably deem proper.

   SECTION 3.15. Valuation, etc. The Trustees shall have power to determine conclusively the value of any of the Real Property, securities or other properties of this Trust and of any services, securities, property or other consideration hereafter to be acquired by this Trust; and to revalue the real estate, securities, or other properties of the Trust from time to time in accordance with appraisals made by one or more of the Trustees deem responsible and experienced.

   SECTION 3.16. Fiscal year and Method of Accounting. The Trustees shall have power to determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and from time to time to change the fiscal year or method or form of accounts.

   SECTION 3.17. Dividends. The Trustees shall have power to declare and pay dividends and make other distributions to Shareholders as provided in Section 6.14.

   SECTION 3.18. Payment of Taxes, etc. The Trustees shall have the power to pay all taxes or assessments, of whatever kind or nature, imposed upon or against the Trustees individually or collectively in connection with the Trust Property or income, or upon or against the Trust Property or income or any part thereof, to settle and compromise disputed tax liabilities, and for the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees necessary or desirable.

   SECTION 3.19. Seal. The Trustees shall have the power to adopt a seal for the Trust in such form or forms as the Trustees may approve, which form or forms may be revised from time to time by the Trustees. Unless otherwise required by law or by the Trustees, the use of the Trust seal on Securities, agreements and other instruments and papers of the Trust shall not be a condition to their validity or effectiveness.

   SECTION 3.20. Conditions of Being FHA Approved Mortgagee. If the Trust shall be a so-called "FHA Approved Mortgage", then during such times or times, the Trustees shall not have the power to sell or otherwise dispose of any mortgage or mortgages or partial interest in such mortgage or mortgages insured by the FHA which the Trust owns unless such transfer is to a mortgagee approved by the FHA or is otherwise in accordance with the provisions of The National Housing Act, as amended, or regulations promulgated thereunder. The provision shall also apply in the event of dissolution or winding-up of the Trust. The Trustees shall have the power to execute on behalf of this Trust, in connection with any rental project on which the FHA has insured the indebtedness the Regulatory Agreement (FHA Form 2466), Application for Transfer of Physical Assets (FHA Form 2266), deed of trust or mortgage, and any and all other agreements, documents and forms which may be required by the FHA in connection with and approval by that Administration of the transfer of physical assets from any entity to the Trustees or the insurance by that Administration of any indebtedness or any rental project as to which the Trustees are or shall become owners for the benefit of this Trust. The provisions of such Regulatory Agreement shall be binding upon the Trust notwithstanding any conflict with or limitation of this Declaration of Trust.

   SECTION 3.21. Loans. The Trustees shall have power to lend money on behalf of the Trust to such Persons and on such terms as the Trustees shall deem advisable, subject to any applicable requirements of Section 3.23.

   SECTION 3.22. Insurance. Nowithstanding any other provision of this Declaration of Trust, the Trustee shall have power to purchase and pay for out of assets of the Trust insurance contracts and policies insuring the Trustees, officers and agents of the Trust individually against all claims and liabilities of every nature arising be reason of holding, being or having held any such office or position or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer or agent of the Trust, whether or not the Trust would have the power to indemnify such Person against such liability.

   SECTION 3.23. Transactions with Trustees, etc. The Trustees may contract or engage in transactions with any Person; provided, however, that the Trustees shall not knowingly, directly or indirectly, contract or engage in any transaction (other than transactions involving the holding of title as an accommodation to the Trust) with (1) and Trustee, officer or employee or member of any Board of Consultants of the Trust or (2) any officer, director or employee of the Adviser or of any Affiliate of the Adviser, or (3) the Adviser or independent contractor or (4) any corporation, partnership, trust or other organization of which a Trustee, any officer or employee of the Trust, the Adviser or any officer, director or employee of the Adviser is an Affiliate, unless (i) such contract or transaction has been approved or ratified, after disclosure of such an affiliation, by 75% of all the Trustees who are not parties to, or Affiliates of any Person (other than the Trust) who is a party to, such contract or transaction, and (ii) the Trustees approving the transaction have determined that such contract or transaction is on terms which are fair and reasonable to the Trust and the Shareholders, and (iii) the acquisition by the Trust of Real Property or Mortgages from any of the foregoing Persons in such transactions involves:

   (A) the acquisition by the Trust of federally insured or guaranteed Mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable Mortgages; or

   (B) the acquisition by the Trust of other Mortgages on terms determined by the Trustees approving the transaction to be comparable to those available for similar transactions, if any, known to the Trustees with others who are not so affiliated; or

   (C) the acquisition by the Trust of Real Property at prices not exceeding the fair value thereof as set forth in an Appraisal.

The Trustees and the Adviser shall disclose any interest, including expected commissions, which they have and any interest known to them which any of their Affiliates have, in any investment or contract or other transaction involving the Trust. Any interested Trustee or Trustees within the meaning of this Section
3.23 may be counted in determining the existence of a quorum and may vote at any meeting of the Trustees which shall authorize or ratify the matter in question.

   The Trustees in their capacity as Trustees shall not be required to devote their full time to the affairs of the Trust. Except as the Trustees may from time to time otherwise determine, Trustees, officers, agents, or members of the Board of Consultants, any Adviser and independent contractors of the Trust may engage individually or with or on behalf of other Persons in business activities of the types to be conducted by the Trust.

   For the purposes of this Section 3.23 (i) the term "independent contractor" shall mean an independent contractor as defined in the REIT Provisions of the Internal Revenue Code, which furnishes or renders services to tenants of, or manages or operates, Real Property owned by the Trust and (ii) the term "Affiliate" shall mean as to any corporation, partnership or trust any Person who (a) holds beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such corporation, partnership or trust, (b) is an officer, director, employee, partner or trustee of such corporation, partnership or trust or of any Person which controls, is controlled by, or is under common control with, such corporation, partnership or trust, or (c) controls, is controlled by, or is under common control with, such corporation, partnership or trust.

   SECTION 3.24. Acting as Principal or Agent; Participations with Others. The Trustees shall have power to acquire, manage or dispose of any property, real, personal or mixed, tangible or intangible and take any action as principal or as agent and may participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind.

   SECTION 3.25. Charitable Contributions. The Trustees shall have power to make donations, irrespective of benefit to the Trust, for the public welfare or for community fund, hospital, charitable, religious, educational, scientific, civic or similar purpose, and in time of war or other national emergency in aid thereof.

   SECTION 3.26. Indemnification. In addition to the mandatory indemnification provided for in Section 5.3, the Trustees shall have power to the extent permitted by law to indemnify or enter into agreements with respect to indemnification with any person or entity with whom this Trust has dealings, including, without limitation, any Adviser or independent contractor, to such extent as the Trustees shall determine.

   SECTION 3.27. Powers not Enumerated, etc. The Trustees shall have power to do all such things and execute all such instruments as they deem necessary, proper or desirable in order to carry out, promote or advance the purposes of this Trust although such matters or things are not herein specifically mentioned. Any determination of the purposes of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of the grant of power to the Trustees.


                                  ARTICLE 4
                              INVESTMENT POLICY

   SECTION 4.1. Definitions. As used in this Declaration of Trust the term:

   "REAL  PROPERTY"  shall  mean  land,  rights  in  land  (including,   without
limitation, leaseholds), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land, leasehold interests and rights in land, or interests therein, but does not include Mortgages, Mortgage Loans, or interests therein;

   "MORTGAGES" shall mean mortgages, deeds of trust or other evidences of indebtedness secured by a lien on Real Property or on or in rights or interests in Real Property;

   "FIRST MORTGAGE" shall mean a mortgage which takes priority or precedence over all other charges or encumbrances upon the same property, and which must be satisfied before such other charges are entitled to participate in the proceeds of any sale. Such encumbered property may include a lesseen's interest therein. However, such priority shall not be deemed as abrogated by liens for taxes, assessments which are not due or remain payable without penalty, contracts (other than contracts for repayment of borrowed money); by leases, mechanics' and materialmen's liens for work performed and materials furnished which are not in default or are in food faith being contested; nor by other claims normally deemed in the same local jurisdiction, not to abrogate the priority of a first mortgage;

   "JUNIOR MORTGAGE" shall mean a Mortgage which (1) has the same priority or precedence over all charges or encumbrances upon Real Property as that required for a First Mortgage except that it is subject to the priority of one or more the other Mortgages and (2) must be satisfied before such other charges or encumbrances (other than prior Mortgages) are entitled to participate in the proceeds of any sale or other disposition of such Real Property;

   "MORTGAGE LOANS" shall mean loans evidenced by notes, debentures, bonds, and other evidences of indebtedness or obligations, which are negotiable or non-negotiable, and which are secured or collateralized by Mortgages;

   "FIRST MORTGAGE LOANS" shall mean Mortgage Loans secured or collateralized, at the time of acquisition thereof, by First Mortgages;

   "JUNIOR MORTGAGE LOANS" shall mean Mortgage Loans secured or collateralized, at the time of acquisition thereof, by Junior Mortgages;

   "TRUST ESTATE" or "TRUST PROPERTY" shall mean as of any particular time any and all property; real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by or for the Trust or the Trustees;

   "TOTAL ASSETS OF THE TRUST ESTATE" shall mean the aggregate amount of all of the assets of the Trust Estate appearing on the most recent quarterly balance sheet or more recent interim balance sheet of the Trust, if any, available to the Trustees (increased, for purposes of computing restrictions under Sections 4.6(a), (b), (c) and (e) applicable to proposed Trust investments, by the aggregate amount of assets proposed to be acquired in such transaction), without deduction for mortgages or other security interest to which such assets are subject but after deduction for depreciation and other assets valuation reserves;

   "SECURITIES" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing;

   "SECURITIES OF THE TRUST" shall mean any Securities issued by the Trust;

   "FHA" and "VA" shall mean respectively the Federal Housing Administration and the Veterans Administration, and any successors thereto;

   "FHA LOANS" shall mean Mortgage Loans which are insured under the provisions of the National Housing Act of 1934, as amended, or any analagous successor legislation;

   "VA LOANS" shall mean Mortgage Loans which are guaranteed under the provisions of the Servicemen's Readjustment Act of 1944, as amended, or any analagous successor legislation;

   "DEVELOPMENT LOANS" shall mean Mortgage Loans incurred to finance all or part of the cost of acquiring and improving vacant land and developing it into sites suitable for the construction of dwellings, including multi-family dwellings, and other income-producing properties, such as shopping centers and office and industrial buildings, and other structures, or suitable for other residential, commercial, industrial or public uses;

   "CONSTRUCTION LOANS" shall mean Mortgage Loans incurred to finance all or part of the cost of acquiring and improving land and the construction or improvement of dwellings, including multi-family dwelling, and other income-producing properties, such as shopping centers and office and industrial buildings, thereon; and

   "APPRAISAL" shall mean the value, as of the date of the Appraisal, of Real Property (or the aggregate of Real Property subject to a single Mortgage) in its existing state or in a state to be created, as determined by the Trustees or by a disinterested person having no economic interest in the Real Property, who, in the sole judgement of the Trustees, is properly qualified to make such a determination. The Trustees may in good faith rely on a previous Appraisal made on behalf of other Persons provided it meets the aforesaid standards and was made in connection with a Mortgage Loan in which the Trust acquires an entire or participating interest or which was prepared not earlier than two years prior to the acquisition by the Trust of its interest in the Real Property or Mortgage Loan.

   SECTION 4.2. Ownership of Income Producing Real Property. It shall be the policy of the Trustees to invest the Trust Estate primarily in entire or participating ownerships in Real Property which is income producing or which at the time of acquisition of such ownership the Trustees reasonably expect (by development, improvement, construction, alteration, lease or otherwise) to become income-producing within three years. The consideration given by the Trust for income-producing Real Property or Real Property which the Trustees reasonably expect to become income-producing within three years shall not exceed the value thereof set forth in an Appraisal by a disinterested person, except that the Trust may acquire at cost undeveloped or newly-constructed property which has not been in use for more than one year.

   SECTION 4.3. Financing in Connection with Expected Ownership of Real Property. In furtherance of the primary policy stated in Section 4.2, the Trustees may (by loan, secured or unsecured, by lease, by guarantee, by issuance of obligations of the Trust or by any combination thereof or by commitment, with or without fee, to do any of the foregoing or by commitment to purchase) finance the acquisition, improvement or development of, or the construction or alteration of stuctures on, any Real Property which within three years from the time of such financing, (a) the Trustees reasonably expect to acquire the entire or participating ownership of and (b) the Trustees reasonably expect to be income-producing. Any such financing shall not be subject to nor constitute part of any other investment limitation in this Article 4.

   SECTION 4.4. Additional Investments. In addition to investments pursuant to Sections 4.2 and 4.3. the Trustees may, subject to Section 9.1, also invest in entire or participating interests in any Mortgage Loan (including without limitation Construction, Development and other Mortgage Loans) or any other investment and may make commitment to make any such investment, unless such investment or commitment would result in the aggregate of all such additional investments (including amounts with respect to which commitments are outstanding), determined in accordance with the procedure for determining Total Assets of the Trust Estate, exceeding 40% of the Total Assets of the Trust Estate.

   SECTION 4.5. Interim Use of Proceeds. Pending utilization thereof in accordance with the investment policies of this Article 4 the proceeds from (a) any public or private offering of Securities of the Trust, (b) any borrowing or financing arrangement by the Trust, or (c) the sale of any capital asset may be invested subject to Section 9.1, in investments permitted under Section 4.4 (without being limited to 40% of Total Assets of the Trust Estate).

   SECTION 4.6. Prohibited Investments and Activities. It shall be the policy of the Trustees not to invest in the following investments or engage in the following activities:

   (a) Entire or participating ownership of non-income producing Real Property in excess of 10% of the Total Assets of the Trust Estate, except as permitted in
Section 4.2 and Section 4.3.

   (b) Obligations secured by Mortgages other than First Mortgages, except as expressly permitted by Sections 4.3 and 4.4 and except that such Mortgages may be taken as additional collateral for First Mortgage Loans, or as part of the proceeds of the sale by the Trust of Real Property; provided, however, that in any event the Trustees may not invest in obligations secured by mortgages other than first mortgages (including "warehousing loans" collateralized by obligations other than First Mortgages) pursuant to any authorization in this Declaration of Trust in an aggregate amount exceeding 15% of the Total Assets of the Trust Estate.

   (c) Junior Mortgage Loans (excluding wrap-around loans) if as a result if such investment, the aggregate amount of Junior Mortgage Loans (determined in accordance with the procedure for determining Total Assets of the Trust Estate) would exceed 10% of the Total Assets of the Trust Estate. Notwithstanding the foregoing, Junior Mortgages may be taken as additional collateral for the First Mortgage Loans, as part of the proceeds of the sale by the Trust of Real Property or in any other transaction not involving a Junior Mortgage Loan.

   (d) Commodities, foreign currencies, bullion, or chattels, except such as required in the day-to-day business of the Trust or in connection with its Real Property or Mortgage Loans.

   (e) Real estate contracts of sale for purchase prices aggregating in excess of 1% of the Total Assets of the Trust Estate; provided, however, that nothing in this Section 4.6 shall prevent the holding of contracts of sale as security for loans made by the Trust and the ownership of such contracts of sale upon foreclosure of, or realization upon, such security interests and contracts of sale so held or owned shall not be counted in computing the percentage of assets invested in contracts of sale.

   (f) Engage in any short sale.

   (g) Incur indebtedness, whether secured or unsecured, in excess of 75% of the Total Assets of the Trust Estate (increased by the consideration received by the Trust for such indebtedness) at the time of such incurrence.

   (h) Encumber the aggregate of the Real Property of the Trust (excluding Real Property acquired by the Trust as a result of or in connection with foreclosure of any mortgages, or conveyed to the Trustees in full or partial satisfaction of indebtedness to the Trust and excluding Real Property of the Trust subject to FHA and VA or other governmentally insured or guaranteed encumbrances) in excess of 66 2/3 % of the aggregate fair market value of all and said Real Property not so excluded at the time of such encumbrance as determined under Section 3.15 hereof.

   (i) Issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940 as amended.

   (j) Invest in Securities in any real estate investment trust except upon the affirmative vote of at least 75% of the Trustees then in office.

   (k) Engage in trading as compared with investment activities, or engage in the business of underwriting or agency distribution of securities issued by others, but this prohibition shall not prevent the Trust from selling participations in Mortgage Loans or interests in real estate.

   SECTION 4.7. Combination of Permitted Investments. The Trustees may make any investment permitted under any provision of Article 4 in combination with any other investment or investments permitted under any other provision of this
Article 4.

   SECTION 4.8. Exercise of Powers Under Article 3. Nothing in this Article 4 shall be deemed to prohibit or limit the exercise by the Trustees of the powers set forth in Article 3 except to the extent expressly provided in this Article 4.

   SECTION 4.9. Obligor's Default. Notwithstanding any provision in any Article of this Declaration of Trust, when an obligor to the Trust is in default under the terms of any obligation to the Trust (or in the good faith judgment of the Trustees, there is a significant risk that such default may occur), the Trustees shall have the power to pursue any remedies permitted by law which, in their sole judgment, are in the interest of the Trust, and the Trustees shall have the power to hold property of a type or in an amount not permitted hereunder and to enter into any desirable investment commitment or obligation of the Trust resulting from the pursuit of such remedies as may be necessary or desirable in the sole judgment of the Trustees to dispose of property acquired in the pursuit of such remedies.

   SECTION 4.10. Specifically Permitted Investments. Nothing contained in this Declaration of Trust shall preclude the Trustee from investing funds of the Trust, and notwithstanding any other provision of this Declaration of Trust the Trustees are specifically authorized and empowered to invest funds of the Trust, in any investments specifically referred to in the Registration Statement described in Section 10.2.


                                  ARTICLE 5.
        LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS.

   SECTION 5.1. No Personal Liability of Shareholders, Trustees, etc. No Shareholder shall be subject to any personal liability whatsoever to any other Person in connection with Trust Property or the affairs of the Trust and no Trustee, officer or agent of the Trust, or member of the Board of Consultants shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person in connection with Trust Property of the affairs of the Trust, save only that arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust; and all such other Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, agent, or member of the Board of Consultants, as such, of this Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in appropriate situation even though not specifically provided herein.

   SECTION 5.2. Non-Liability of Trustees etc. No trustee, officer or agent of the Trust or member of the Board of Consultants, shall be liable to the Trust or to any Shareholder, Trustee, officer agent or member of the Board of Consultants thereof for any action of failure to act (including without to limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.

   SECTION 5.3. Mandatory Indemnification. The Trust shall indemnify each of its Trustees, officers, agents and members of the Bord of Consultants, if any (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgements, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, agent or member of the Board of Consultants, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that if either the matter or willful misfeasance, reckless disregard of duty or gross negligence, or the matter of good faith and reasonable belief as to the best interests of the Trust, had been adjudicated, it would have been adjudicated in favor of such Person. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, that no Person may satisfy any right of indemnity or reimbursement granted herein or in
Section 5.1 or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

   SECTION 5.4. No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties hereunder.

   SECTION 5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer or agent or be liable for the application of money or property, paid, loaned, or delivered to or on the order of the Trustees or of said officer or agent. Every note, debenture, bond, obligation, contract, instrument, certificate, Share or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration of Trust or in their capacity as officers or agents of the Trust. Every written such note, debenture, bond, obligation, contract, instrument, certificate, Share or undertaking made or issued by the Trustees or by any officers or agents of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers and agents of the Trust shall not be personally liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration of Trust, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers or agents of the Trust. The Trustees shall, at all times, maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgement shall deem advisable.

   SECTION 5.6. Reliance on Experts, etc. Each Trustee and officer of the Trust shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of the Trust, reports made to the Trust by any of its officers or employees or by the Adviser or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or officers, or upon other records of the Trust.


                                   ARTICLE 6.
                          SHARES OF BENFICIAL INTEREST


   SECTION 6.1. Description of Shares. The interest of the Shareholders hereunder shall be divided into shares of beneficial interest which shall be known collectively as "Shares", all of which shall be without par value and shall be fully paid and no assessment shall ever be made upon Shareholders. There shall be two classes of Shares; one such class shall be known as "Common Shares" and the other shall be known as "Preferred Shares". The number of Common Shares which the Trust shall have authority to issue is unlimited, and the number of Preferred Shares which the Trust shall have authority to issue is 2.000,000 Preferred Shares. Holders of record at any time of outstanding Shares of any class are herein referred to as "Shareholders".

   SECTION 6.2. Common Shares. Subject to the provisions of any series of Preferred Shares which may at the time be outstanding, the holders of Common Shares shall be entitled to receive, when and as declared from time to time by the Trustees out of any funds legally available for the purpose, such dividends as may be declared from time to time by the Trustees in accordance with Section
6.12. In the event of the termination of the Trust pursuant to Section 10.1, or upon the distribution of its assets, after the payment in full or the setting apart for payment of such preferential amounts, if any, as the holders of Preferred Shares at the time outstanding shall be entitled, the remaining assets of the Trust available for payment and distribution to Shareholders shall, subject to any participating or similar rights of Preferred Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding in accordance with Section 10.3. All Common Shares shall have non-cumulative voting rights, and shall have no preference, conversion, exchange or redemption rights.

   SECTION 6.3. Preferred Shares. The Trustees are hereby expressly authorized at any time, and from time to time, upon the affirmative vote of at least 75% of the Trustees then in office, to provide for the issuance of Preferred Shares in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Trustees, and as are not stated and expressed in the Declaration of Trust, including (without limiting the generality thereof) the following as to each such series:

      (a) the designation of such series,

      (b) the dividends payable with respect to such series, the rates or basis for determining such dividends, any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends, shall be payable on any other class or series of Shares of the Trust, whether such dividends shall be non-cumulative or cumulative and, if cumulative, the date or dates from which such dividends shall be cumulative,

      (c) whether, subject to Section 4.6(i), Preferred Shares of shall be redeemable (in addition to the Trust's right of redemption as set forth in Section 6.19) at the option of the Trust or the holder or both or upon the happening of a specified event and, if redeemable, whether for cash, property or rights, including Securities of the Trust, the times, prices or rates and any adjustment and other terms and conditions of such redemption,

      (d) the terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of Preferred Shares of such series,

      (e) whether or not Preferred Shares of such series shall be convertible into or exchangeable for Shares of another class or series, at the option of the Trust or of the holder or both or upon the happening of a specified event and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof,

      (f) the extent, if any, to which the holders of the Preferred Shares of such series shall be entitled to vote with respect to the election of Trustees or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as part of a class, to elect one or more Trustees upon the happening of a specified event or otherwise,


      (g) the restrictions, if any, on the issue or reissue of Preferred Shares of such series or any other series,

      (h) the extent, if any, to which the holders of the Preferred Shares of such series shall be entitled to preemptive rights, and

      (i) the rights of the holders of the Preferred Shares of such series upon the termination of the Trust or any distribution of its assets.

Before the Trust shall issue any Preferred Shares of any series, a certificate setting forth the resolution or resolutions of the Trustees fixing the voting powers, designations, preferences and rights of such series, the qualifications, limitations or restrictions thereof, and the number of Preferred Shares of such series authorized by the Trustees, shall be signed by a Trustee or the Secretary of the Trust and filed in accordance with Section 11.1.

Unless otherwise provided in any such resolution or resolutions, the number of Preferred Shares of the series authorized by such resolution or resolutions may be increased or decreased (but not below the number of Preferred Shares of such series then outstanding) by a certificate, setting forth a resolution or resolutions adopted by at least 75% of the Trustees then in office authorizing such increase or decrease, signed by a Trustee or the Secretary of the Trust and filed in accordance with Section 11.1. Unless otherwise provided in the resolution or resolutions creating such series, the number of Preferred Shares specified in any such decrease shall be restored to the status of authorized but unissued Preferred Shares (without designation as to series). Unless otherwise provided in such resolution or resolutions, any other amendment to such resolution or resolutions may be effected by a certificate, setting forth a resolution adopted by at least 75% of the Trustees then in office authorizing such amendment and certifying that such amendment has been approved by such votes, if any, as may be required pursuant to Section 10.6, signed by a Trustee or the Secretary of the Trust and filed in accordance with Section 11.1. Any such amendment may, without limitation, cancel or otherwise affect the right of the holders of Preferred Shares of such series to receive dividends which have accrued but have not been declared. Holders of Common Shares shall not be entitled to vote on such amendments to any such resolutions.

   SECTION 6.4. Trust Only. It is the intention of the Trustees to create on]y the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time, and to give to each Shareholder only such rights and to impose upon him only such obligations as are conferred or imposed upon him as a beneficiary hereunder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust.

   Nothing in this Declaration of Trust or in the certificates of Shares shall be construed to make the holders of said certificates, either by themselves or with the Trustees, partners or members of a joint stock association.

   SECTION 6.5. Share Certificates. Every Shareholder shall be entitled to receive a certificate specifying the number of Shares of the applicable class or series held by him. Such certificates shall be treated as negotiable and title thereto, and to the Shares represented thereby, shall be transferred by delivery thereof to the same extent in all respects as stock certificates, and the shares represented thereby of a Massachusetts business corporation. Unless otherwise determined by the Trustees such certificates shall be signed by the President and Treasurer or Secretary, and shall be countersigned by a transfer agent, if any and registered by a registrar, if any. There shall be filed with each transfer agent and registrar, if any, a copy of the authorized form of certificate, certified by the President or Secretary and such form shall continue to be used unless and until the Trustees approve some other form. In case any one or more officers of the Trust who shall have signed (or whose facsimile signature shall appear on ) certificates shall cease to be such officer or officers before such certificates shall have been actually issued, such certificates may nevertheless be issued with the same effect as though the persons who signed such certificates (or whose facsimile signature appears thereon) had not ceased to be such officers of the Trust. The Trustees may, in their discretion, authorize certificates to be signed or authenticated by the facsimile signature of an officer or officers of the Trust provided that any certificate signed or authenticated by the facsimile signature of an officer shall not be valid unless manually countersigned by either a transfer agent or a registrar.

   Each certificate issued by the Trust after April 9, 1974 to represent any Shares shall include, on the face or back thereof, a statement that the Trust will furnish to the holder therof, upon written request without charge, the powers, designations, preferences and relative, participating, optional or other special rights of each class of Shares or series thereof and the qualifications, limitations or restrictions thereof.

   SECTION 6.6. Issuance of Shares. Subject to the provisions of any series of Preferred Shares at the time outstanding, the Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash, property or services, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption, of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares or may provide for the issuance of scrip for fractions of Shares and determine the terms of such scrip including, without limiting the generality of the foregoing, the time which any such scrip must be surrendered for exchange into Shares and the rights if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash, or the Trustees may, in their discretion, or if they see fit at the option of each holder, provide in lieu of scrip for the adjustment of fractions in cash. The provisions of Section 6.5 hereinabove relative to certificates for Shares shall apply so far as appropriate to such scrip, except that such scrip may in the discretion of the Trustees be signed by a transfer agent alone notwithstanding that there is then a registrar for the Shares and need not be signed by any officer of the Trust.

   SECTION 6.7. Register of Shares. A register shall be kept by or on behalf of the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares of each class and series thereof held by them respectively and the numbers of the certificates representing such Shares and a record of all transfers thereof. Only Shareholders whose certificates are so recorded shall be entitled to receive dividends or distributions applicable to the respective classes or series of Shares held by them, or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has give his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon.

   SECTION 6.8. Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars for any one or more classes or series of Shares. The transfer agent or transfer agents may keep the said register and record therein the original issues and transfers, if any, of the said Shares and countersign certificates of Shares issued to the persons entitled to the same. Any such transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees. In accordance with the usual custom of corporations having a transfer agent, certificates for Shares in blank (signed or bearing facsimile signatures) may be deposited with any transfer agent of the Trust, to be used by the transfer agent in accordance with the authority conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.

   SECTION 6.9. Transfer of Shares. Shares shall be transferable on the records of the Trust (other than pursuant to Section 6.10) only by, the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of the certificate therefor, properly endorsed or accompanied by a duly executed instrument of transfer, together with such evidence of the genuineness of each such endorsement, execution, and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee, and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the residue thereof, shall be issued to the transferor. But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of the proposed transfer.

   SECTION 6.10. Shareholders of Record by Operation of Law. Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded as the holder of such Shares and receive a new certificate therefor upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or a transfer agent of the Trust. But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

   SECTION 6.11. Joint Ownership. The Trustees may treat two or more Persons holding any Shares as joint tenants of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or in any certificate that any Person is in any other manner entitled to any future, limited, or contingent interest in any Share; provided, however, that any Person recorded as a holder of any Share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

   SECTION 6.12. No Obligation with the Respect to Other Instruments. The Trustees shall not, nor shall the Shareholders, or any officer, transfer agent or other agent of the Trust or of the Trustees, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge, or equity to which any of the Shares or any interest therein are subject, or to ascertain or inquire whether any sale or transfer or any such Shares or interests therein by any such Shareholder or his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein except for the Persons recorded as such Shareholders. The receipt of the Person in whose name any Share is recorded, or, if such Share is recorded in the names of more than one Person, the receipt of any one of such Persons or the receipt of the duly authorized agent of any such Person shall be sufficient discharge for all dividends and other money and for all Shares, notes, debentures, bonds, obligations, scrip, and other property payable, issuable, or deliverable in respect of any such Share and from all liability to see to the application thereof.

   SECTION 6.13. Loss, etc. of Certificate. In case of the loss, mutilation or destruction of any certificate of Shares hereunder, the Trustees may issue or cause to be issued a new certificate on such terms as they may see fit.

   SECTION 6.14. Distributions to Shareholders. Subject to the provisions of any series of Preferred Shares at the time outstanding, the Trustees shall from time to time distribute such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper. Subject to any such provisions, the holders of Common Shares shall be entitled to receive, in proportion to their respective ownership of Common Shares, any such dividends or distributions. Subject to any such provisions, such distribution may be made in cash or property (including without limitation any type of obligations of the trust or any assets thereof), and the Trustees may distribute to the holders of Shares of any class or series, in proportion to their respective ownership thereof, additional Shares of such class or series, as the case may be, or of any other class or series, in such manner and on such terms as the Trustees may deem proper. Subject to any such provisions, and such distributions may be made even though the paid-in capital of this Trust at the time of any distribution exceeds the net assets of the Trust based either on the market value or the book value, and such distributions may be among the Shareholders or record at the time of declaring a distribution or among the Shareholders of record at such other date (not more than thirty days prior to payment of such distribution) as the Trustees shall determine. Subject to any such provisions, the Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

   SECTION 6.15. Statement of Source of Funds. In connection with each distribution to Shareholders, the Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed or, if the source thereof has not then been determined, the communication shall so state, and in such event, the statement as to source shall be forwarded to Shareholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.

   SECTION 6.16. Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trustee.

   SECTION 6.17. Purchase of Shares by the Trust; Treasury Shares. Subject to the provisions of any series of Preferred Shares at the time outstanding the Trustees may, on behalf of the Trust, at any time purchase or otherwise acquire outstanding Shares of the Trust for such consideration and on such terms as they may deem proper. Shares so purchased or acquired by the Trustees on behalf of the Trust shall not, so long as they belong to the Trust, receive dividends or distributions or be entitled to any voting rights or be deemed outstanding for any purpose hereunder. Subject to any such provisions, such Shares may in the discretion of the Trustees be cancelled or such Shares may in the discretion of the Trustees be transferred at such times, to such parties, and for such consideration as the Trustees may determine.

   SECTION 6.18. Purchase etc. of Shares by Trustee. The Trustee, or any of them, may in their individual capacity, purchase and otherwise acquire or sell and otherwise dispose of Shares issued hereunder and in so doing shall be subject to the same limitations as a director of a Massachusetts business corporation at the time of the exercise of such power.

   SECTION 6.19. Redemption of Shares; Disclosure of Holding. If the Trustee shall, at any time and in good faith be of the opinion that direct or indirect ownership of Shares of the Trust has or may become concentrated in any individual or individuals to an extent which would disqualify the Trust as a Real Estate Investment Trust then the Trustees shall have the power by lot or other means deemed equitable to them (i) to call for redemption a number of concentrated Shares sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements of such qualification and (ii) to refuse to transfer Shares to any person whose acquisition of the Shares in question would in the opinion of the Trustees result in such disqualification. The redemption price for a class or series shall be equal to the fair market value of the Shares as reflected in the latest bid quotation for the Shares (if then traded over-the-counter) or the closing sale price (if then listed on a national securities exchange) of such class or series as of the business day preceding the day on which notice of redemption is sent, or, if no quotations or closing sale price for the Shares are available, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustee, the holder of any Shares so called for redemption shall cease to the entitled to dividends, voting rights and other benefits with respect to such Shares expecting only the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section 6.19, the terms "individual" and "ownership" of Shares shall be defined in accordance with or by reference to the qualification requirements of the REIT Provisions of the Internal Revenue Code.

   The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustee deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

   SECTION 6.20. Warrants. Subject to the provisions of any series of Preferred Shares at the time outstanding, the Trustees, in their discretion, may from time to time without vote of the Shareholders issue share purchase warrants (herein referred to as "Warrants") which shall entitle the holders thereof to subscribe to Shares and/or fractional Shares of such class or series or scrip at such time or times and on such terms as the Trustees may prescribe including, without limiting the generality of the foregoing, the times within which any such Warrants must be exercised, any provision for redemption of Warrants by the Trust and the consideration to be paid for such Shares. Subject to any such provisions, warrants may be issued to such parties (but subject to Shareholder preemptive rights to the extent provided in Section 6.22) and for such consideration (subject to Section 3.7) as the Trustees may from time to time determine (including the issuance of detachable or non-detachable Warrants as an inducement to persons acquiring or underwriting any Securities of the Trust). The provisions of this Article 6 relative to certificates for Shares shall apply so far as appropriate to such Warrants, except that such Warrants may in the discretion of the Trustee, be signed by the Transfer Agent or Warrant Agent only.

   SECTION 6.21. Issuance of Shares in Units. Notwithstanding any other provision of this Declaration of Trust, the Trustees may issue from time to time Units containing multiple Shares, with or without detachable or non-detachable Warrants. Each Share issued in any such Unit shall have the same characteristics and entitle the registered holder thereof to the same rights as any other Share of the same class or series issued by the Trustees, except that the Trustees may provide (and may cause a notation to be placed on the certificate representing such Unit or the Shares issued in any such Unit) that for a specified period not to exceed one year after issuance, Shares and/or Warrants issued in any such Unit may be transferred upon the books of the Trust only in such Unit.

   SECTION 6.22. Limitation of Pre-emptive Rights. Holders of Common Shares shall have no pre-emptive rights with respect to any Shares of any class or series or any Securities of the Trust which evidence indebtedness (or any Shares into which such Securities of the Trust may be converted) sold, offered or issued by the Trust at any time and shall have no pre-emptive rights with respect to Warrants, rights and options of the Trust sold, offered or issued by the Trust at any time as part of a public offering of such Warrants, rights or options or as part of a private financing or borrowing arrangement or pursuant to a stock option plan providing for the issuance of Shares pursuant to "qualified stock options", as defined in the Internal Revenue Code, as from time to time amended. Subject to the provisions of any series of Preferred Shares at the time outstanding, and subject to the foregoing limitations, holders of Common Shares shall have pre-emptive rights solely with respect to the sale, offering or issuance of Warrants, rights and options to acquire Common Shares issued by the Trust. Holders of any series of Preferred Shares shall have pre-emptive rights only to the extent, if any, provided in the provisions of such series.

   SECTION 6.23. Dividend Investment Plan. Subject to the provisions of any series of Preferred Shares at the time outstanding, the Trustees may establish from time to time a plan for holders of Common Shares permitting the investment of dividends in Common Shares and may amend, modify, alter and terminate any such plan. Any such dividend investment plan may include a provision fixing the purchase price at market price or book value or at the lower of market price or the book value of the Common Shares.


                                  ARTICLE 7
                                SHAREHOLDERS.

   SECTION 7.1. Ownership of Trust Property. The ownership of all Trust Property and the control of the affairs of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares issued hereunder, and they shall have no right to call for any partition or division of any property, profits, rights, or interests. Notwithstanding any other provisions hereof, all real estate at any time forming part of the Trust Property shall be held upon trust for sale and conversion into personal estate at such time or times and in such manner and upon such terms as the Trustees shall approve, but the Trustees shall have power, until the termination of this Trust, to postpone such conversion so long as they in their uncontrolled discretion shall think fit, and for the purpose of determining the nature of the interest of the Shareholders therein, all such real estate shall at all time be considered as personal estate; and the real estate and personal property comprised in the trust estate shall constitute a single fund.

   SECTION 7.2 Shares Deemed Personal Property. The Shares issued hereunder shall be personal property giving only the rights in this Declaration of Trust and in the certificates thereof specifically set forth. The death of a Shareholder during the continuance of this Trust shall not terminate the Trust nor give his legal representatives a right to an accounting or to take any action in the courts or otherwise against other Shareholders or the Trustees or the property held hereunder, but shall simply entitle the legal representatives of the deceased Shareholder to demand and receive a new certificate held by the deceased Shareholder, and upon the acceptance of which new certificate such legal representatives shall succeed to all the rights of the deceased Shareholder under this Trust.

   SECTION 7.3. Meetings. The Annual Meeting of Shareholders shall be held each year after mailing to the Shareholders of the annual Report described in Section
2.13 at a place, within or without the Commonwealth of Massachusetts, and on a date to be fixed, from time to time, by the Trustees or by the By-laws.

   Special Meetings of the Shareholders shall be called at any time when ordered by the President or by two Trustees, or, subject to the provisions of any series of Preferred Shares then outstanding, upon the written request of the holders of 25% of the Shares of all classes then outstanding and entitled to vote at such meeting, specifying the nature of the business for which said meeting is called and no other business shall be considered at such meeting. In the event an Annual Meeting is not held in a year as above provided in this Section 7.3, a Special Meeting of Shareholders may be held in lieu thereof with all the force and effect of an Annual Meeting.

   SECTION 7.4. Notice of Meeting. Notice of all meetings of the Shareholders shall be mailed or delivered by a Trustee or Trustees or an officer or agent of the Trust to each Shareholder entitled to vote thereat at his registered address at least ten (10) days before the meeting. No business shall be transacted at any Special Meeting of Shareholders unless notice of such business has been given in the call for the meeting. Any adjourned meeting may be held as adjourned without further notice.

   SECTION 7.5. Quorum. Subject to the provisions of any series of Preferred Shares at the time outstanding, the presence, in person or by proxy, of the holders of record of Shares (of any class) entitled to vote at the meeting aggregating a majority of the total number of Shares of all classes then issued and outstanding and entitled to vote on any question shall be necessary and sufficient to constitute a quorum for action on such question at any Annual or Special Meeting of Shareholders. If a quorum shall not be present a majority of the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn from time to time the meeting until quorum shall be present or represented. At any adjourned meeting at which a quroum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

   SECTION 7.6. Type of Shareholder Action Binding on Trustees. Subject to the provisions of any series of Preferred Shares then outstanding, only action taken by the Shareholders of the type specified in Section 2.2, 2.3, 7.3, 8.5, 10.1, 10.4, 10.5 and 10.6 hereof (and then only if such action receives the requisite Shareholder approval) shall in any way bind the Trustees. Subject to Section 10.6, the holders of Preferred Shares of any series shall be entitled to vote upon the matters referred to in the preceding sentence or any other matters only to the extent specified in the Trustee resolutions providing for such series.

   SECTION 7.7. Fixing Date For Determination of Shareholders of Record. Except as may be provided in the provisions of any series of Preferred Shares at the time outstanding, for the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend, or for the purpose of any other action the Trustees may from time to time close the transfer books for such period not exceeding sixty (60) days as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or dividend payment or other action as a record date for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to be treated as Shareholders of record for purposes of such other action and any Shareholder who was a Shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to be treated as a Shareholder of record for purposes of such other action even though he has since that date disposed of his Shares, and no Shareholder becoming such after said date shall be so entitled to vote at said meeting or any adjournment thereof or to receive such dividend or to be treated as a Shareholder of record for purposes of such other action.

   SECTION 7.8. Proxies; Voting. At any meeting of the Shareholders, any Shareholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted on any matter unless it shall have been filed prior to the vote on such matter with the Secretary or with such other officer or agent of the Trust as the Secretary may direct. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Pursuant to a resolution adopted by a Majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust. Only Shareholders of record shall be entitled to vote and each full Share having voting power shall be entitled to one vote or, in the case of Preferred
Shares having voting power, such greater or lesser vote as may have been provided in the Trustees' resolutions providing for such Preferred Shares. When any full Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy in respect of such Share, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

   SECTION 7.9. Share Action by Unanimous Written Consent. Any action taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. Shareholder action by less than unanimous written consent or authorization may be taken only as expressly provided in this Declaration of Trust.

   SECTION 7.10. Inspection of Records. Shareholders and any Federal or state securities or "blue sky" administrator or other similar authority shall have the right and for proper purposes, to inspect the records of the Trust at such office or offices as the records may be regularly maintained to the same extent as is permitted to shareholders of a Massachusetts business corporation.


                                  ARTICLE 8
                                   ADVISER.

   SECTION 8.1. Adviser. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisers, managers, or independent contractors of the Trust as may be necessary to ensure that such business conforms to the provisions of this Declaration of Trust. However, the Trustees are not required personally to conduct the business of the Trust and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ, or contract with such Persons including one or more of themselves and any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners or trustees, subject to any applicable requirements of Section 3.23i as the Trustees may deem necessary or desirable for the transaction of the business of the Trust. The Trustees may also employ or contract with a corporation, partnership, trust, or individual (herein referred to as the "Adviser"), to whom, consistent with their ultimate responsibility as stated above the Trustees may grant or delegate such authority as the Trustees may, in their sole discretion, deem necessary or desirable, without regard to whether such authority is normally granted or delegated by trustees. The Trustees may exercise broad discretion in allowing the Advisor to administer the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees. The Trustees shall have the power to determine the terms of compensation of the Adviser (subject to the provisions of Section 8.5 hereof) or any other such Person or Persons whom they may employ or with whom they may contract.

   SECTION 8.2. Advisory Contract. The first contract with the Adviser entered into by the Trustees may have an initial term which expires at the end of the first fiscal year of the Trust which commences after the first public offering of Shares; thereafter, the Trustees shall not enter into any contract (or extension thereof) with the Adviser unless such contract has an initial term of no more than one year and provides for annual renewal or extension thereafter. The initial contract with the Adviser and any extension or renewal thereof shall be terminable by either party on sixty (60) days notice. The Trustees shall not enter into such a contract with any corporation, trust or partnership in which a Trustee is a director, officer, Trustee or holder of more than 1% of the outstanding capital stock or participating or beneficial interest unless such contract requires for renewal or extension thereof the affirmative vote of a majority of the disinterested Trustees.

   SECTION 8.3 Relationship With Trustees. Not more than 49% of the total number of Trustees may be affiliated (i.e., may be a director, officer, partner, trustee, employee or holder of more than a one percent ownership interest) with the Adviser and its affiliates, provided, however, that if at any time the percentage of Trustees who are so affiliated becomes by reason of one or more vacancies in the Trustees more than 49% of the total number of Trustees then in office, then within 60 days of such vacancy occurring the continuing Trustees or Trustee then in office shall appoint, pursuant to Section 2.4 hereof, a sufficient number of other individuals as Trustees so that there is again not more than 49% of the total number of Trustees then in office who are so affiliated. The Trustees shall at all times endeavor to comply with the requirements of this Section 8.3 but failure to so comply shall not invalidate any action taken by the Trustees, the office of any Trustee or any act, or the authority to act, of the Advisor.

   SECTION 8.4. Other Activities of the Adviser. The Adviser which the Trustees employ or with which they contract and any officer, director, employee or shareholder of the Adviser who may also be a Trustee, officer or employee of the Trust, may engage in other activities, including acquiring, managing, operating, disposing of and otherwise dealing in property of all types, real, personal and mixed, tangible and intangible, and acting as a broker for, and/or rendering advice and other services to, other Persons in connection with the sale or purchase of real estate or Mortgages and the management of its or his own investments and the investments of other Persons and may be compensated for any such advice or services by such other Person. Where the Adviser originates or arranges the acquisition or disposition of a Trust investment, it may receive a brokerage commission or other compensation therefor from the seller or buyer or other Person, provided that except upon termination or non-renewal of the contract with the Adviser, such commission or other compensation is required to be deducted from future advisory fees otherwise payable by the Trust to the Adviser. The Adviser may also receive a brokerage commission or other compensation from a participant for services rendered to such participant in a real estate, mortgage or other investment in which the Trust has invested.

   SECTION 8.5. Increase of Adviser's Fee. The affirmative written consent or vote of the holders of a majority of the aggregate number of Shares then outstanding and entitled to vote thereon shall be required for any increase in the Adviser's rate of compensation contained in the first contract executed with the Adviser subsequent to the date thereon.


                                  ARTICLE 9
             COMPLIANCE WITH PROVISIONS OF INTERNAL REVENUE CODE.

   SECTION 9.1. Compliance With Provisions of Internal Revenue Code. The Trustees, in exercising the powers herein granted to them, shall exercise due diligence to so conduct the affairs of the Trust as to qualify the Trust, as promptly as possible consistent with their investment objectives and requirements, and continue its qualification, as a Real Estate Investment Trust; provided, however, that no Trustee, officer or agent of this Trust shall be liable for any act or omission resulting in the loss of tax benefits under that law, except for that arising from his own bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties.


                                  ARTICLE 10
                      AMENDMENT OR TERMINATION OF TRUST.

   SECTION 10.1. Amendments or Termination. Except for amendments effected pursuant to the final paragraph of Section 6.3 and except as provided in the provisions of any series of Preferred Shares at the time outstanding, the provisions of this Declaration of Trust maybe amended or altered (except as to the limitation of personal liability of the Shareholders, Trustees and members of the Board of Consultants, if any, and the prohibition of assessments upon Shareholders) or the Trust may be terminated, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than a majority of the aggregate number of Shares then outstanding and entitled to vote thereon or by an instrument in writing, without a meeting, signed by a Majority of the Trustees and the holders of not less than a majority of such Shares; provided, however, that after fifteen (15) days' written notice to the Shareholders of the proposed action, the Trustees may, from time to time by vote of Two-thirds of the Trustees, amend or alter the provisions of this Declaration of Trust (except for provisions subject to Section 10.5), without the vote or assent of the Shareholders, to the extent deemed by the Trustees in good faith to be necessary to meet the requirements for qualification as a Real Estate Investment Trust under the provisions of the Internal Revenue Code. Notwithstanding the foregoing, no amendment may be made pursuant to this Section
10.1 which would change any rights with respect to any outstanding Common Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or written consent of the holders of two-thirds ( 2/3 ) of the outstanding Common Shares entitled to vote thereon.

   SECTION 10.2. Termination or Amendment by Trustees Prior to First Offering. Notwithstanding any other provision hereof until such time as a Registration Statement under the Securities Act of 1933 as amended, covering the first public offering of Shares of the Trust shall have become effective this Declaration of Trust may be terminated or amended in any respect by a vote of a Majority of the Trustees or by unanimous written consent of the Trustees.

   SECTION 10.3. Powers of Trustees Upon Termination. Upon the Termination of the Trust, the Trustees may sell and convert into money the whole of the Trust Property, or any part thereof, and after paying, retiring, or providing for the payment of, all known liabilities and obligations of the Trustees and providing for indemnity against any other outstanding liabilities and obligations, shall divide the proceeds thereof among, and distribute in kind, at valuations made by them which shall be conclusive, all other property then held by them in trust hereunder to, the Shareholders ratably according to the respective rights of the class or series of Shares held by them. In making any sale under this provision the Trustees shall have power to sell by public auction or private contract and to buy in or rescind or vary any contract of sale and to resell without being answerable for loss and for said purposes, to do all things, including the execution and delivery of instruments, as may by their performance thereof be shown to be in their judgment necessary or desirable in connection therewith. The powers of sale and all other powers herein given to the Trustees shall continue as to all property at any time remaining in their hands or ownership even though all times herein fixed for distribution of Trust Property may have passed.

   SECTION 10.4. Power to Effect Reorganization. Except as provided in the provisions of any series of Preferred Shares at the time outstanding, the Trustees, by vote of, or written instrument signed by, a Majority of the Trustees, may direct the organization of a corporation, association, trust or other organization into which the Trust, if permitted by law, may merge, or which shall take over the Trust Property and carry on the affairs of the Trust, and after receiving an affirmative vote of the holders of not less than a majority of the aggregate number of Shares then outstanding and entitled to vote thereon, at a meeting of Shareholders called for the purpose, or after receipt of an instrument in writing, without a meeting, signed by the holders of not less than a majority of such Shares, the Trustees may effect such merger or may sell, convey and transfer the Trust Property to any such corporation, association, trust or organization in exchange for shares or securities thereof, or beneficial interest therein, and the assumption by such transferee of the liabilities of the Trust and thereupon terminate this Trust and deliver such shares, securities or beneficial interest to Shareholders in accordance with the terms of the merger or other agreement governing the transaction; provided, however, that no such merger into or sale, conveyance or transfer of the Trust Property shall be made to any corporation, association, trust or other organization unless and until the Trustees shall be furnished with the opinion of counsel selected by the Trustees that (i) such transferee will qualify for benefits with respect to the federal income tax which are substantially equal to the benefits for which this Trust qualifies at such time, or will qualify under the Federal Income Tax Law as enacted although not then in effect, (ii) such transferee has a primary purpose substantially the same as the principal purpose of this Trust, as stated in the Preamble to this Declaration of Trust, and (iii) the shares, securities, or beneficial interest which will be issued to holders of each class or series of Shares in exchange for such property will constitute an investment substantially equal in quality and substantially the same as an investment in such Shares.

   SECTION 10.5. Limitation on Shareholder Rights. The provisions of Sections 2.2, 2.3, 7.3, 8.5, 10.1, 10.4, and 10.6 shall be subject to the requirements of the Internal Revenue Code. If any provision granting limiting the voting rights and rights to consent of Shareholders in such Sections shall conflict with the requirements for qualification as a Real Estate Investment Trust, such provisions shall be deemed to be void and without any force or effect ab initio (except that any action taken pursuant to any such provision prior to the express determination by the Trustees of such conflict shall be valid) and the Trustees, without Shareholder consent shall promptly amend the Declaration of Trust to conform to the aforesaid requirements. In the event that any provision relating to the election of Trustees by the Shareholders of the Trust shall be deemed to be without force or effect, the Trustee then in office shall be deemed to be the qualified and acting Trustees until such time as the successor Trustees have been named and qualified. At the next meeting of Shareholders after the determination of such conflict, there shall be submitted to the Shareholders the question as to whether such Shareholder's right or rights should be restored. If the holders of a majority of the Shares outstanding and entitled to vote on the matter and voting, vote to restore such right or rights, the Trustees, without further Shareholder consent, shall promptly make any amendments to the Declaration of Trust necessary to restore such right or rights.

   SECTION 10.6. Class Voting, Right of Preferred Shares. The holders of the outstanding Preferred Shares shall be entitled to vote a class upon any proposed amendment or alteration of this Declaration of Trust pursuant to Section 10.1 or any proposed reorganization pursuant to Section 10.4, or upon any proposed amendment to be offered pursuant to the third sentence of the final paragraph of
Section 6.3 whether or not  otherwise  entitled to vote  thereon  separately  or together with other classes, if the proposed amendment alteration or reorganization would alter or change the powers, preferences or special rights expressly applicable to the Preferred Shares so as to affect them adversely. If any such proposed amendment, alteration or reorganization would alter or change the powers, preferences or special rights expressly applicable to the Preferred Shares of any series so as to affect them adversely in a manner different from other series of Preferred Shares, then only the Preferred Shares of such series together with any other series of Preferred Shares adversely affected in the same manner, shall be considered a separate class for purposes of this Section
10.6. Any vote pursuant to this Section 10.6 shall require the affirmative vote of the holders of not less than two-thirds of the outstanding Preferred Shares or series thereof, as the case may be, or an instrument or instruments in writing, without a meeting signed by at lease 75% of the Trustees then in office and the holders of not less than two-thirds of the outstanding Preferred Shares or series thereof as the case may be. Any resolution adopted by the Trustees pursuant to Section 6.3 providing for any series of Preferred Shares may specify amendments, alterations or reorganizations which shall not, for purposes of this
Section 10.6 be deemed to change the powers, preferences or special rights expressly applicable to the Preferred Shares of such series so as to affect them adversely, but the absence of such specification as to any one or more amendments, alterations, or reorganizations shall not create any inference that such unspecified amendments, alterations or reorganizations would adversely affect such series.


                                  ARTICLE 11
                                MISCELLANEOUS

   SECTION 11.1. Governing Law; Filing. This Declaration of Trust is executed by the Trustees and is delivered in the City of Boston, Massachusetts and with reference to the laws of The Commonwealth of Massachusetts, and the rights of all parties and the validity, construction and effect of every provision hereof and the administration of the Trust created hereby shall be subject to and construed according to the laws of said Commonwealth. This Declaration of Trust and any amendment hereof (including any resolution adopted pursuant to Section 6.3) shall as soon as reasonably practicable after its execution or adoption, be filed in the office of the Secretary of The Commonwealth of Massachusetts, which filing shall be a condition precedent to the effectiveness of any such amendment. The Trustees shall also cause to be filed in the aforementioned office and in all other offices in which recording of the amendment or instrument in question shall be required from time to time by the laws of The Commonwealth of Massachusetts or by any other applicable laws or in which such recording shall seem desirable to the Trustees, all amendments to this Declaration of Trust and appropriate instruments disclosing changes in the persons who are Trustees of the Trust but such filing shall not be deemed a condition to the effectiveness of, and (except as to the required filing or amendments in the office of the Secretary of The Commonwealth of Massachusetts) the failure to so file shall not be deemed to invalidate any such amendment or any election or appointment of any person as a Trustee or the resignation or removal of any Trustee. In the event the filing under this Section 11.1 of any such amendment or instrument is not at the time permitted to be made in the office of the Secretary of The Commonwealth of Massachusetts, the recording of such amendment or instrument in the Registry of Deeds for Suffolk County, Massachusetts shall have the same effect as such filing.

   SECTION 11.2. Counterparts. This Declaration of Trust and any amendment hereof may be simultaneously executed in several counterparts each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such counterpart.

   SECTION 11.3. Conclusive Evidence. Any certificate signed by a person who according to the records in the office of the Secretary of The Commonwealth of Massachusetts or in any recording office wherein instruments affecting local real estate are customarily recorded appears to be a Trustee hereunder certifying the number of identity of Trustees, the due authorization of the execution of any instrument or writing the form of any vote passed at a meeting of Trustees or Shareholders, the fact that the number of Trustees present at any meeting or executing any written instrument satisfied the requirements of this Declaration of Trust the form of any by-law adopted by or the identity of any officer elected by the Trustees or the existence or non-existence of any fact or facts which in any manner relate to the affairs of the Trust shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees or any one or more or them and the successors or assigns of such person.

   SECTION 11.4. Construction of Terms Used. In the construction of this Declaration of Trust whether or not so expressed, words used in the singular or in the plural respectively include both the plural and singular, word denoting males include females and words denoting persons including individuals, firms, associations, companies (joint, stock or otherwise), trusts and corporations unless a contrary intention is to be inferred from or required by the subject matter or context. The cover, title, heading of different parts hereof, the tables of contents, the index of definitions and the marginal notes, if any, are inserted only for convenience of reference and are not to be taken to be any part hereof or to control or affect the meaning, construction, interpretation or effect hereon.

                                  ARTICLE 12
                              DURATION OF TRUST

   Subject to possible earlier  termination in accordance with the provisions of
Article 10 hereof the Trust shall continue until the expiration of twenty (20) years after the death of the last survivor of the following named persons, whichever first occurs:

                                               July 18, 1966 Gordon
                                               A. Carpenter Concord
                              born: son of:    Circle Arlington,
Bradford C. Carpenter.......  address:         Mass.
                                               May 6, 1969 C. Dean
                              born: son of:    Dusseault 16 Edgemoor
Christopher D. Dusseault ...  address:         Road Belmont, Mass.
                                               April 2, 1968 Arthur
                              born: daughter   G. Siler 40 Heath Hill
Juliet Siler................  of: address:     Brookline, Mass
                                               March 28, 1966 Jerome
                                               M. Leonard 65
                              born: son of:    Coronation Drive
Jerome M. Leonard, Jr. .....  address:         Dedham, Mass
                                               May 5, 1966 Fred R.
                              born: daughter   Becker 27 Albion
Marth Kerr Becker...........  of: address:     Street Newton, Mass
                                               July 27, 1967 John A.
                              born: son of:    Ritsher 36 Upland Road
Walter D. Ritsher...........  address:         Cambridge, Mass.
                                               January 4, 1969 Nelson
                              born: son of:    G. Ross 16 Michael
Douglas M. Ross.............  address:         Road Hingham, Mass.
                                               January 27, 1966 John
                              born: son of:    L. Worden 8 Kensington
Andrew B. Worden............  adress:          Road Arlington, Mass.

                                               April 24, 1967 John L.
                              born: son of:    Worden 8 Kensington
James D. Worden.............  address:         Road Arlington, Mass.


   IN WITNESS WHEREOF, BRINLEY M. HALL, as a Trustee as aforesaid, has signed these presents this 11th day of April, 1974.

                                            /s/ BRINLEY M. HALL
                                            -------------------------
                                                BRINLEY M. HALL

                                                                April 11, 1974

COMMONWEALTH OF MASSACHUSETTS |
                               > ss
COUNTY OF SUFFOLK             |

   Then personally appeared before me, BRINLEY M. HALL, who acknowledged the foregoing instrument to be his free act and deed and the free act and deed of the Trustees of Hubbard Real Estate Investments.

                                           /s/ Ann Adams Hurley
                                           --------------------------
                                                Notary Public


                                         ANN ADAMS HURLEY, Notary Public

                                      My Commission Expires: June 16, 1975

                                                                  [NOTARY SEAL]